Exhibit 10.2

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made as of December 27, 2021 by and between Welsbach Technology Metals Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-261467 (“Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof (“Effective Date”) by the U.S. Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement);

WHEREAS, Chardan Capital Markets, LLC (“Chardan”) is acting as the representative of the underwriters in the IPO (“Underwriters”);

WHEREAS, simultaneously with the IPO, Welsbach Acquisition Holdings LLC will be purchasing 347,500 private units (“Private Placement Units”) at $10.00 per Private Placement Unit (for a total purchase price of $3,475,000). Welsbach Acquisition Holdings LLC has also agreed that if the over-allotment option is exercised by the Underwriters, it will purchase from us up to a maximum of an additional 22,500 Private Placement Units at a price of $10.00 per Private Placement Unit;

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”), $75,000,000 of the gross proceeds of the IPO and sale of the Private Placement Units (or $86,250,000 if the Underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Company’s shares of common stock, par value $0.0001 per share (“Common Stock”), issued in the IPO as hereinafter provided (the amount to be delivered to the Trustee will be referred to herein as the “Property”; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”);

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $ 2,625,000, or $3,018,750 if the Underwriters’ over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that may become payable by the Company to the Underwriters upon the consummation of an initial business combination (as described in the Registration Statement, a “Business Combination”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated Trust Account established by the Trustee in the United States at JPMorgan Chase Bank (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more), maintained by Trustee, and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(2), (d)(3), (d)(4) and (d)(5) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, as determined by the Company; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder; and while the account funds are invested or uninvested, the Trustee may earn bank credits or other consideration;

(d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Notify the Company and the Underwriters of all communications received by it with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by Chardan, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by (i) the 9-month anniversary of the closing of the IPO (“Closing”), or (ii) in the event that the Company extended the time to complete the Business Combination for two additional 3-month periods for up to a total of 15 months from the closing of the IPO by depositing $750,000 (or $862,500 if the Underwriters’ over-allotment option was exercised in full) for each 3-month extension, but has not completed the Business Combination within such 15-month period (as applicable, the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders as of the Last Date.

(j) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit D hereto at least five (5) business days prior to the last applicable deadline, signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to the applicable deadline, to follow the instructions set forth in the Extension Letter.

(k) Upon receipt of an extension letter (“Business Combination Extension Letter”) substantially similar to Exhibit E hereto at least five (5) business days prior to the date of the 9-month anniversary of the Closing (or the 12-month anniversary of the Closing, as applicable), signed on behalf of the Company by an executive officer, to follow the instructions set forth in the Business Combination Extension Letter.

(l) Upon receipt of a letter (an “Amendment Notification Letter”) in the form of Exhibit F, signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer and, distribute to Public Stockholders who exercised their conversion rights in connection with an amendment to the Company’s Charter (an “Amendment”) an amount equal to the pro rata share of the Property relating to the Common Stock for which such Public Stockholders have exercised conversion/redemption rights in connection with such Amendment.

(m) Not disburse any amounts from the Trust Account in connection with a Business Combination in the event that the amount per share to be received by the redeeming Public Stockholders is less than $10.00 per share (plus the amount per share deposited in the Trust Account pursuant to any Extension Letter).

(n) In connection with a Business Combination, disburse the per share amount to redeeming Public Stockholders (other than shares tendered through the Depository Trust Company) that have tendered their shares directly to the Trustee.

2. Limited Distributions of Income from Trust Account.

(a) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company the amount of interest income earned on the Trust Account requested by the Company to cover any income or other tax obligation owed by the Company.

(b) The limited distributions referred to in Section 2(a) above shall be made only from income collected on the Property. Except as provided in Section 2(a), no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) hereof.

(c) The Company shall provide the Underwriters with a copy of any Termination Letter and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.

(d) If applicable, the Company shall issue a press release at least three (3) days prior to the applicable deadline announcing that, at least five (5) days prior to the applicable deadline, the Company received notice from the Company’s insiders that the insiders intend to extend the applicable deadline.

(e) Promptly following the applicable deadline, disclose whether or not the term the Company has to consummate a Business Combination has been extended.

3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, Chief Executive Officer or Chief Financial Officer. In addition, except with respect to its duties under Sections 1(i), 2(a) and 2(b) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing.

(b) Subject to the provisions of Sections 5 and 7(g) of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”); provided, however, that the Trustee’s failure to provide such notice shall not relieve the Company of its liability hereunder, except to the extent that it is materially prejudiced by such failure. The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Company may participate in such action with its own counsel.

(c) Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a) and 2(b) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that any fees owed to the Trustee shall be deducted by the Trustee from the disbursements made to the Company pursuant to Sections 1(i) solely in connection with the consummation of the Company’s initial acquisition, share exchange, share reconstruction and amalgamation, purchase of all or substantially all of the assets of, or any other similar business combination with one or more businesses or entities, or pursuant to Section 2 (b). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date.

(d) In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Business Combination.

(e) In the event that the Company directs the Trustee to commence liquidation of the Trust Account pursuant to Section 1(i), the Company agrees that it will not direct the Trustee to make any payments that are not specifically authorized by this Agreement.

4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with Section 1(c);

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h) File local, state and/or federal tax returns or information returns with any taxing authority on behalf of the Trust Account and payee statements with the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property;

(i) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account or released to it under Section 2(a) hereof);

(j) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein; and

(k) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 2(a) or 2(b) above.

5. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 3(b) or Section 3(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

6. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).

7. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers and all other identifying information relating to a beneficiary, beneficiary’s bank or intermediary bank. The Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the wire.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1(k), 1(l), 1(m), 1(n), 3(g), 7(c) and 7(h) (which may only be amended with the approval of the holders of at least 50% or more of the shares of the Common Stock present or represented at the meeting, provided that all Public Stockholders must be given the right to receive a pro-rata portion of the trust account (no less than $10.00 per share plus the amount per share deposited in the Trust Account pursuant to any Extension Letter) in connection with any such amendment), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Underwriters. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury. The Trustee may require from Company counsel an opinion as to the propriety of any proposed amendment.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Email: fwolf@continentalstock.com

Email: cgonzalez@continentalstock.com

if to the Company, to:

Welsbach Technology Metals Acquisition Corp.

160 S Craig Place

Lombard, Illinois 60148

Attn: Daniel Mamadou, Chief Executive Officer

Email: daniel@welsbach.sg

in either case with a copy (which copy shall not constitute notice) to:

Chardan Capital Markets, LLC

17 State Street, Suite 1600

New York, New York 10004

Attn: George Kaufman

Email: gkaufman@chardancm.com

and:

Hunter Taubman Fischer & Li LLC

800 Third Avenue, Suite 2800

New York, NY 10022

Attn: Lou Taubman, Esq.

Attn: Guillaume de Sampigny, Esq.

Email: ltaubman@htflawyers.com

Email: gdesampigny@htflawyers.com

and:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York, 10105

Attn: Stuart Neuhauser, Esq.

Attn: Jonathan Deblinger, Esq.

Email: sneuhauser@egsllp.com

Email: jdeblinger@egsllp.com

(f) This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) This Agreement is the joint product of the Company and the Trustee and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(j) Each of the Company and the Trustee hereby acknowledge that the Underwriters are a third party beneficiary of this Agreement and that each Public Stockholder is a third party beneficiary of Sections 1(i), 1(k), 1(l), 3(g), 3(h) and 7(c).

(k) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

WELSBACH TECHNOLOGY METALS ACQUISITION CORP.

By:	/s/ Daniel Mamadou
Name:	Daniel Mamadou
Title:	Chief Executive Officer

AGREED TO AND ACKNOWLEDGED BY:

CHARDAN CAPITAL MARKETS, LLC

By:	/s/ George Kaufman
Name:	George Kaufman
Title:	Partner and Head of Investment Banking

[Signature page to Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$3,500.00
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$10,000.00
Transaction processing fee for disbursements to Company under Section 1	Billed to Company following disbursement made to Company under Section 1	$250.00
Paying Agent services as required pursuant to Section 1	Billed to Company upon delivery of service pursuant to Section 1	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Welsbach Technology Metals Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [●], 2021 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement with [___________] (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least 72 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments and to transfer the proceeds to the above-referenced account at J.P. Morgan Chase Bank, N.A. to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust account awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, and (ii) the Company shall deliver to you (a) a certificate of the Chief Executive Officer, which verifies the vote of the Company’s stockholders in connection with the Business Combination if a vote is held and (b) joint written instructions from the Company and Chardan with respect to the transfer of the funds held in the Trust Account, which must provide for the disbursement of no less than $10.00 per share plus the amount per share deposited in the Trust Account per Extension Letter to redeeming Public Stockholders (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

WELSBACH TECHNOLOGY METALS ACQUISITION CORP.

By:
Name:
Title:

By:
Name:
Title:	Secretary/Assistant Secretary

Acknowledged and Agreed:

CHARDAN CAPITAL MARKETS, LLC

By:
Name:
Title:

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Welsbach Technology Metals Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [●], 2021 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s prospectus relating to its IPO. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all the Trust Account investments and to transfer the total proceeds to the Trust Operating Account at JPMorgan Chase Bank, N.A. to await distribution to the Public Stockholders. The Company has selected [________________, 202_] as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. It is acknowledged that no interest will be earned by the Company on the liquidation proceeds while on deposit in the Trust Checking Account. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent, to distribute said funds directly to the Public Stockholders in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

WELSBACH TECHNOLOGY METALS ACQUISITION CORP.

By:
Name:
Title:

By:
Name:
Title:	Secretary/Assistant Secretary

cc:	Chardan Capital Markets, LLC

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account – Tax Withdrawal Instruction Letter

Pursuant to Section 2(a) of the Investment Management Trust Agreement between Welsbach Technology Metals Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, LLC (“Trustee”), dated as of [●], 2021 (“Trust Agreement”), the Company hereby requests that you deliver to the Company [$____] of the interest income earned on the Property as of the date hereof. The Company needs such funds to pay for its tax obligations. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

WELSBACH TECHNOLOGY METALS ACQUISITION CORP.

By:
Name:
Title:

cc:	Chardan Capital Markets, LLC

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account - Extension Letter

Ladies and Gentlemen:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Welsbach Technology Metals Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of [●], 2021 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional three (3) months, from ______________ to ____________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to the Extension prior to the applicable deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit [$750,000] [(or $862,500 if the Underwriters’ over-allotment option was exercised in full)], which will be wired to you, into the Trust Account investments upon receipt.

This is our _______ of up to two 3-month extension requests.

Very truly yours,

WELSBACH TECHNOLOGY METALS ACQUISITION CORP.

By:
Name:
Title:

cc:	Chardan Capital Markets, LLC

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account – Business Combination Extension Letter

Ladies and Gentlemen:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Welsbach Technology Metals Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of [●], 2021 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional [six (6) or three (3)] months, from ______________ to ____________ (the “Extension”).

This Business Combination Extension Letter shall serve as the notice required with respect to the Extension prior to the applicable deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

Very truly yours,

WELSBACH TECHNOLOGY METALS ACQUISITION CORP.

By:
Name:
Title:

cc:	Chardan Capital Markets, LLC

EXHIBIT F

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account – Amendment Notification Letter

Dear Mr. Wolf and Ms. Gonzalez:

Reference is made to that certain Investment Management Trust Agreement between Welsbach Technology Metals Acquisition Corp (“Company”) and Continental Stock Transfer & Trust Company, dated as of [●], 2021 (“Trust Agreement”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

Pursuant to Section 1(l) of the Trust Agreement, this is to advise you that the Company has sought an Amendment. Accordingly, in accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate a sufficient portion of the Trust Account and to transfer $ of the proceeds of the Trust to the account at J.P. Morgan Chase Bank, N.A. for distribution to the stockholders that have requested conversion of their shares in connection with such Amendment. The remaining funds shall be reinvested by you as previously instructed.

Very truly yours,

WELSBACH TECHNOLOGY METALS ACQUISITION CORP.

By:
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